                                                                   EXHIBIT a(26)

                           ING VARIABLE PRODUCTS TRUST

      AMENDED ESTABLISHMENT AND DESIGNATION OF SERIES AND CLASSES OF SHARES

                          EFFECTIVE: NOVEMBER 11, 2003

         The undersigned, being a majority of the Trustees of ING Variable Products Trust, a Massachusetts business trust (the "Trust"), acting pursuant to
Article V, Sections 5.11 and 5.13 and Article VIII, Section 8.3, of the Trust's Declaration of Trust, dated December 17, 1993, as amended, hereby abolish Class S shares of ING VP Growth + Value Portfolio and the establishment and designation thereof, there being no shares of such class currently outstanding.

/s/ Paul S. Doherty                          /s/ David W.C. Putnam
---------------------------------            -----------------------------------
Paul S. Doherty, as Trustee                  David W.C. Putnam, as Trustee

                                             /s/ Blaine E. Rieke
---------------------------------            -----------------------------------
J. Michael Earley, as Trustee                Blaine E. Rieke, as Trustee

/s/ R. Barbara Gitenstein                    /s/ John G. Turner
---------------------------------            -----------------------------------
R. Barbara Gitenstein, as Trustee            John G. Turner, as Trustee

/s/ Walter H. May                            /s/ Roger B. Vincent
---------------------------------            -----------------------------------
Walter H. May, as Trustee                    Roger B. Vincent, as Trustee

/s/ Thomas J. McInerney                      /s/ Richard A. Wedemeyer
---------------------------------            -----------------------------------
Thomas J. McInerney, as Trustee              Richard A. Wedemeyer, as Trustee

/s/ Jock Patton
---------------------------------
Jock Patton, as Trustee